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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
eFunds Corporation

     We consent to the incorporation by reference in this registration statement of eFunds Corporation on Form S-8 of our report dated April 3, 2000 (May 12, 2000 as to the effects of the stock split described in Note 2 and as to Note
15), appearing in the prospectus of eFunds Corporation, which was filed with the Securities and Exchange Commission on June 27, 2000 and which is part of eFunds Corporation's Registration Statement on Form S-1 (Registration No. 333-33992).

                                           /s/ Deloitte & Touche LLP

                                           Deloitte & Touche LLP

Minneapolis, Minnesota
August 24, 2000